As filed with the Securities and Exchange Commission on July 28, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
FIRY INC.
(Exact name of registrant as specified in its charter)

Delaware	84-4478274
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6625 Badura Avenue
Las Vegas, Nevada 89118
(415) 762-0511
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Skillz Inc. 2020 Omnibus Incentive Plan
(Full title of the plan)

Andrew Paradise
Chief Executive Officer
Firy Inc.
6625 Badura Avenue
Las Vegas, Nevada 89118
(415) 762-0511
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Benjamin A. Potter, Esq.
Drew Capurro, Esq.
Latham & Watkins LLP
801 Jefferson Ave Suite 300,
Redwood City, CA 94063
(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,000,000 shares of Class A common stock of Firy Inc. (the “Registrant”), par value $0.0001 per share, reserved for issuance under the Registrant’s 2020 Omnibus Incentive Plan (together with previous versions of such plan, and as may be further amended from time to time, the “Omnibus Plan”), as approved by the Registrant’s stockholders on June 18, 2026 for which Registration Statements of the Registrant on Form S-8 (File Nos. 333-253394 and 333-292083) are effective.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8
Pursuant to Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission on February 23, 2021 (File No. 333-253394) and December 11, 2025 (File No. 333-292083) are incorporated by reference herein.

Item 8.	Exhibits.

Exhibit Number	Description	Form	Exhibit	Date Filed	Filed Herewith
3.1	Fifth Amended & Restated Certificate of Incorporation.	8-K	3.1	12/11/2024
3.2	Certificate of Amendment to the Fifth and Restated Certificate of Incorporation of Skillz Inc.	8-K	3.1	6/22/2026
3.3	Amended and Restated Bylaws of Firy Inc.	8-K	3.2	6/22/2026
4.1	Form of Specimen of Class A Common Stock Certificate of Skillz Inc.	8-K	4.1	12/21/2020
5.1	Opinion of Latham & Watkins LLP.				X
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X
23.2	Consent of Deloitte and Touche LLP, Independent Registered Public Accounting Firm				X
23.3	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm				X
24.1	Power of Attorney (included in the signature page to this registration statement).				X
10.1+	Skillz Inc. 2020 Omnibus Incentive Plan	S-4(1)	Annex F	9/8/2020
10.2+	Amendment No. 1 to Skillz Inc. 2020 Omnibus Incentive Plan	10-Q	10.2	8/8/2023
10.3	Amendment No. 2 to Skillz Inc. 2020 Omnibus Incentive Plan				X
107	Filing Fee Table.				X

+ Indicates management contract or compensatory plan.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on July 28, 2026.

FIRY INC.

By:	/s/ Andrew Paradise
Name:	Andrew Paradise
Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Andrew Paradise and Robert Walsh, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Andrew Paradise	Chief Executive Officer and Chairman (Principal Executive Officer)	July 28, 2026
Andrew Paradise

/s/ Robert Walsh	Chief Financial Officer (Principal Financial Officer)	July 28, 2026
Robert Walsh

/s/ Todd A. Valli	Chief Accounting Officer (Principal Accounting Officer)	July 28, 2026
Todd A. Valli

/s/ Casey Chafkin	Director	July 28, 2026
Casey Chafkin

/s/ Alexander Mandel	Director	July 28, 2026
Alexander Mandel

/s/ Henry Hoffman	Director	July 28, 2026
Henry Hoffman

/s/ Anthony Cabot	Director	July 28, 2026
Anthony Cabot

/s/ Kent Wakeford	Director	July 28, 2026
Kent Wakeford

/s/ Gary Vecchiarelli	Director	July 28, 2026
Gary Vecchiarelli

/s/ Shannon Demus	Director	July 28, 2026
Shannon Demus